                                                                    EXHIBIT 99.1

[GRACE NEWS Letterhead]                                 CORPORATE COMMUNICATIONS

                                                        W. R. Grace & Co.
                                                        7500 Grace Drive
                                                        Columbia, MD 21044


CONTACT:  Media Relations:                  Investor Relations:
          Greg Euston                       Bridget Sarikas
          (212) 213-7060                    (410) 531-4194


                 GRACE REPORTS SECOND QUARTER FINANCIAL RESULTS

COLUMBIA, Maryland, July 23, 2003 -- W. R. Grace & Co. (NYSE: GRA) today reported that 2003 second quarter sales totaled $503.4 million compared with $471.8 million in the prior year quarter, a 6.7% increase. Favorable currency translation effects from a weaker U.S. dollar accounted for most of the increase, with revenue from acquisitions and added volume in certain product lines also contributing. Second quarter net income was $6.5 million, or $0.10 per share, compared with net income of $21.2 million, or $0.32 per share, in the second quarter of 2002. Pre-tax income from core operations in the second quarter of 2003 was $33.6 million compared with $56.6 million in the second quarter of 2002. Operating results continued to be adversely affected by economic weakness, particularly in U.S. commercial construction, and by higher manufacturing and energy costs. The 2003 second quarter also includes higher pension expense to account for the effect of negative investment returns on Grace's defined benefit pension plans in recent years.

"We continued to experience a difficult operating environment in the second quarter," said Grace Chairman, President and Chief Executive Officer Paul J. Norris. "While we have seen some signs of economic recovery, demand for our products generally remained soft. When combined with continued higher production costs and significant increases in pension expense, we realized lower operating profits for the quarter. We are beginning to see some improvement in our production costs and are looking to our growth programs and cost management initiatives to deliver a better second half of the year."



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For the first six months of 2003, Grace reported sales of $948.2 million, a 7.1%
increase over 2002. Currency translation accounted for 5.5 percentage points of the increase, with acquisition revenue in catalyst products also contributing. Net income and diluted EPS were $4.2 million and $0.06 per share in 2003, compared with $33.6 million and $0.51, respectively, for the first six months of 2002. Pre-tax income from core operations was $47.1 million, compared with $90.4 million for the first six months of 2002. Year-to-date pre-tax operating margin was 5.0%, about half of the prior year level. The decline in year-to-date operating profit and margins was caused by a combination of lower sales of building materials, an unfavorable regional sales mix with sales down in North America, and overall higher costs for pensions, certain raw materials, natural gas and plant maintenance, offset by productivity gains.


CORE OPERATIONS
---------------

DAVISON CHEMICALS

CATALYST AND SILICA PRODUCTS

Second quarter sales for the Davison Chemicals segment were $261.6 million, up 7.8% from the prior year quarter. Excluding the effects of favorable currency translation, sales were up 1.0% for the quarter. Sales of catalyst products, which include refining catalysts, polyolefin catalysts and other chemical catalysts, were $186.6 million, up 6.1% compared with the prior year quarter, primarily attributable to currency effects and an acquisition completed in Japan in August 2002. Catalyst sales were notably lower in North America, primarily due to lower demand compared with the second quarter of 2002. Sales of silica products were $75.0 million, up 12.4% compared with the second quarter of 2002, primarily from currency effects of the stronger Euro. Volume increases from growth programs in digital printing and separations applications were offset by lower sales of base products.

Operating income of the Davison Chemicals segment was $27.3 million, 28.5% lower than the 2002 second quarter; operating margin was 10.4%, lower than the prior year quarter by 5.3 percentage points. Operating income and margins in the second quarter of 2003 were negatively affected by higher manufacturing costs, primarily from higher natural gas prices and maintenance requirements at certain production facilities.

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Year-to-date sales for the Davison Chemicals segment were $500.7 million, up
9.7% from 2002 (excluding currency translation impacts, sales were up 2.9%). Year-to-date operating income was $47.6 million, compared with $63.8 million for the prior year, a 25.4% decrease. Year-to-date operating results reflect similar economic and cost factors as experienced in the second quarter.

PERFORMANCE CHEMICALS

CONSTRUCTION CHEMICALS, BUILDING MATERIALS, AND SEALANTS AND COATINGS

Second quarter sales for the Performance Chemicals segment were $241.8 million, up 5.5% from the prior year quarter. Favorable currency translation accounted for 4.5 percentage points of the increase. Volume gains outside of North America were offset by continued weakness in North American commercial construction. Sales of specialty construction chemicals, which include concrete admixtures, cement additives and masonry products, were $114.0 million, up 7.1% versus the year-ago quarter (2.1% excluding currency translation impacts). Sales were strong in geographic regions other than North America, reflecting the success of new product programs and sales initiatives in key economies worldwide. Sales of specialty building materials, which include waterproofing and fire protection products, were $59.6 million, down 0.7% (down 3.5% before translation impacts) compared with a strong second quarter in 2002. The decline reflects continued softness in North American construction and re-roofing activity, due partly to an unusually rainy spring and the effects of new building codes that permit less fire protection materials to be applied to structural steel. Sales of specialty sealants and coatings, which include container sealants, coatings and polymers, were $68.2 million, up 8.6% compared with the second quarter of 2002 (up 3.3% before the effect of currency translation), reflecting growth initiatives in coatings and closure compounds, particularly in Europe and Asia.

Operating income for the Performance Chemicals segment was $25.8 million, compared with $28.2 million in the prior year quarter. Operating margin of 10.7% was 1.6 percentage points lower than 2002 second quarter margin, reflecting higher raw material and transportation costs and unfavorable regional and product mix. Operating income, although favorably impacted by sales growth in construction chemicals (outside North America) and in coatings and closure compounds, was adversely affected by lower sales of building materials.


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Year-to-date sales of the Performance Chemicals segment were $447.5 million, up
4.4% from 2002 (excluding currency translation impacts, sales were up 0.4%). Year-to-date operating income was $37.9 million, compared with $46.8 million for the prior year, a 19.0% decrease, reflecting continued softness in U.S. construction and weather-delayed projects.


CORPORATE COSTS

Second quarter corporate costs related to core operations were $19.5 million, a $9.7 million increase from the prior year quarter. The increase is primarily attributable to added costs for pension benefits to account for the negative financial market factors that have impacted the funded status of defined benefit pension plans in recent years.


CASH FLOW AND LIQUIDITY
-----------------------

Grace's cash flow provided by operating activities was $36.0 million for the first six months of 2003, compared with $66.3 million for the comparable period of 2002. Year-to-date pre-tax income from core operations before depreciation and amortization was $97.1 million, 28.9% lower than 2002, reflecting the lower operating income described above. Cash used for investing activities was $50.2 million year-to-date, primarily for capacity expansion and capital replacements. Cash provided by financing activities included a $30.0 million draw under Grace's debtor-in-possession credit facility to fund the cash needs of Grace's Chapter 11 filing entities.

At June 30, 2003, Grace had available liquidity in the form of cash ($317.9 million), net cash value of life insurance ($91.8 million) and unused credit under its debtor-in-possession facility ($188.0 million). Grace believes that these sources and amounts of liquidity are sufficient to support its strategic initiatives and Chapter 11 proceedings for the foreseeable future.


CHAPTER 11 PROCEEDINGS
----------------------

On April 2, 2001 Grace and 61 of its United States subsidiaries and affiliates, including its primary U.S. operating subsidiary W. R. Grace & Co.-Conn., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United



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                                      -5-


States Bankruptcy Court for the District of Delaware (the "Filing"). Grace's non-U.S. subsidiaries and certain of its U.S. subsidiaries were not a part of the Filing. Since the Filing, all motions necessary to conduct normal business activities have been approved by the Bankruptcy Court.

The Bankruptcy Court had established a bar date of March 31, 2003 for claims of general unsecured creditors, asbestos property damage claims and medical monitoring claims related to asbestos. The bar date did not apply to asbestos-related bodily injury claims or claims related to Zonolite(R) Attic Insulation, which will be dealt with separately. Approximately 15,000 claims were submitted by the bar date for all debtor entities. Grace is in the process of assessing the validity of such claims and determining what effect such claims may have on Grace's recorded liabilities. Grace also has begun to file bankruptcy court motions objecting to certain of these claims.

Most of Grace's noncore liabilities and contingencies (including asbestos-related litigation, environmental remediation claims, tax disputes and other potential obligations), are subject to compromise under the Chapter 11 process. The Chapter 11 proceedings, including litigation and the claims resolution process, could result in allowable claims that differ materially from recorded amounts. Grace will adjust its estimates of allowable claims as facts come to light during the Chapter 11 process that justify a change, and as Chapter 11 proceedings establish court-accepted measures of Grace's noncore liabilities. See Grace's recent Securities and Exchange Commission filings for discussion of noncore liabilities and contingencies.

                                    * * * * *

Grace is a leading global supplier of catalysts and silica products, specialty construction chemicals, building materials, and sealants and coatings. With annual sales of approximately $1.8 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's Web site at www.grace.com.

                                      * * *

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends", "targets", "will," "expects," "anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, which have been filed with the SEC.


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[GRACE NEWS LOGO]


======================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS                               THREE MONTHS ENDED            SIX MONTHS ENDED
(UNAUDITED)                                                              JUNE 30,                     JUNE 30,
============================================================= ============================ ===========================
Amounts in millions, except per share amounts                      2003           2002          2003          2002
------------------------------------------------------------- -------------- ------------- ------------- -------------
Net sales                                                        $ 503.4        $ 471.8       $ 948.2       $ 885.0
Other income                                                         2.1            4.8           7.9          10.8
                                                              -------------- ------------- ------------- -------------
                                                                   505.5          476.6         956.1         895.8
                                                              -------------- ------------- ------------- -------------
Cost of goods sold, exclusive of depreciation and
     amortization shown separately below                           329.7          294.2         626.4         554.1
Selling, general and administrative expenses,
     exclusive of net pension expense shown
     separately below                                               94.7           83.6         186.4         167.1
Depreciation and amortization                                       25.3           23.4          50.0          46.2
Research and development expenses                                   14.2           13.3          28.3          26.1
Net pension expense                                                 13.2            4.5          26.7           9.6
Interest expense and related financing costs                         4.1            5.6           8.3          10.4
Provision for environmental remediation                              0.5            2.0           2.5           5.8
                                                              -------------- ------------- ------------- -------------
                                                                   481.7          426.6         928.6         819.3
                                                              -------------- ------------- ------------- -------------
Income before Chapter 11 expenses,
     income taxes and minority interest                             23.8           50.0          27.5          76.5

Chapter 11 expenses, net                                            (6.8)          (8.4)         (9.5)        (12.8)
Provision for income taxes                                         (10.2)         (19.1)        (13.3)        (29.2)
Minority interest in consolidated entities                          (0.3)          (1.3)         (0.5)         (0.9)
                                                              -------------- ------------- ------------- -------------
     NET INCOME                                                  $   6.5        $  21.2       $   4.2       $  33.6
============================================================= ============== ============= ============= =============

BASIC EARNINGS PER COMMON SHARE                                  $  0.10        $  0.32       $   0.06      $  0.51

Average number of basic shares                                      65.6           65.4           65.6         65.4

DILUTED EARNINGS PER COMMON SHARE                                $  0.10        $  0.32       $   0.06      $  0.51

Average number of diluted shares                                    65.7           65.6           65.6         65.5
============================================================= ============== ============= ============= =============


Note: The amounts in these financial statements are unaudited and are subject to change prior to the filing of Grace's Quarterly Report on Form 10-Q. Any changes not deemed to be material will be reflected in the Form 10-Q. Any changes deemed to be material will be promptly disclosed.


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
=======================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES
CONTINUING OPERATIONS SEGMENT BASIS                   THREE MONTHS ENDED                    SIX MONTHS ENDED
(UNAUDITED)                                                 JUNE 30,                            JUNE 30,
============================================= ==================================== ====================================
Amounts in millions                              2003         2002      % Change       2003       2002       % Change
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
NET SALES:
   DAVISON CHEMICALS

     Catalyst products.......................   $186.6      $175.9         6.1%       $354.6      $329.0        7.8%
     Silica products.........................     75.0        66.7        12.4%        146.1       127.5       14.6%
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
  TOTAL DAVISON CHEMICALS                        261.6       242.6         7.8%        500.7       456.5        9.7%
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------

   PERFORMANCE CHEMICALS

     Construction chemicals..................    114.0       106.4         7.1%        204.8       190.3        7.6%
     Building materials......................     59.6        60.0        (0.7%)       113.1       117.2       (3.5%)
     Sealants & coatings.....................     68.2        62.8         8.6%        129.6       121.0        7.1%
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
  TOTAL PERFORMANCE CHEMICALS                    241.8       229.2         5.5%        447.5       428.5        4.4%
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
TOTAL GRACE SALES                               $503.4      $471.8         6.7%       $948.2      $885.0        7.1%
============================================= =========== =========== ============ =========== =========== ============

PRE-TAX OPERATING INCOME (a)(b):

  Davison Chemicals..........................    $27.3       $38.2       (28.5%)       $47.6       $63.8      (25.4%)
  Performance Chemicals......................     25.8        28.2        (8.5%)        37.9        46.8      (19.0%)
  Corporate operating costs..................    (19.5)       (9.8)      (99.0%)       (38.4)      (20.2)     (90.1%)
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
PRE-TAX INCOME FROM CORE OPERATIONS               33.6        56.6       (40.6%)        47.1        90.4      (47.9%)
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------

PRE-TAX (LOSS) FROM NONCORE ACTIVITIES.......     (7.3)       (3.1)     (135.5%)       (14.3)       (6.0)    (138.3%)
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
Interest expense.............................     (4.1)       (5.6)       26.8%         (8.3)      (10.4)      20.2%
Interest income..............................      1.3         0.8        62.5%          2.5         1.6       56.3%
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
INCOME  BEFORE CHAPTER 11 EXPENSES AND
   INCOME TAXES                                   23.5        48.7       (51.7%)        27.0        75.6      (64.3%)
Chapter 11 expenses, net.....................     (6.8)       (8.4)       19.0%         (9.5)      (12.8)      25.8%
Provision for income taxes...................    (10.2)      (19.1)       46.6%        (13.3)      (29.2)      54.5%
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------

     NET INCOME                                   $6.5       $21.2       (69.3%)        $4.2       $33.6      (87.5%)
============================================= =========== =========== ============ =========== =========== ============

============================================= =========== =========== ============ =========== =========== ============
KEY FINANCIAL MEASURES:

   Pre-tax income from core operations as a
       percentage of sales...................     6.7%       12.0%      (5.3)pts.        5.0%      10.2%      (5.2)pts.
   Pre-tax income from core operations before
       depreciation and amortization (a).....   $58.9        $80.0     (26.4%)         $97.1     $136.6     (28.9%)
       As a percentage of sales..............    11.7%       17.0%       (5.3)pts.      10.2%      15.4%      (5.2)pts.
============================================= =========== =========== ============ =========== =========== ============
NET SALES BY REGION:

   North America ............................   $219.3      $227.9       (3.8%)       $423.5      $430.5      (1.6%)
   Europe....................................    175.1       141.8       23.5%         329.9       267.1      23.5%
   Asia Pacific..............................     83.9        74.5       12.6%         145.3       134.2       8.3%
   Latin America.............................     25.1        27.6       (9.1%)         49.5        53.2      (7.0%)
--------------------------------------------- ----------- ----------- ------------ ----------- ----------- ------------
TOTAL                                           $503.4      $471.8        6.7%        $948.2      $885.0       7.1%
============================================= =========== =========== ============ =========== =========== ============

Note (a): Neither pre-tax income from core operations nor pre-tax income from core operations before depreciation and amortization purport to represent income or cash flow as defined under generally accepted accounting principles, and should not be considered an alternative to such measures as an indicator of the Company's performance. These measures are provided to distinguish operating results of Grace's current business base from results and related assets and liabilities of past businesses, discontinued products and corporate legacies.

Note (b): Pre-tax operating income for all periods presented reflects a reallocation of the cost of earned pension benefits of active participants from corporate to the respective business segments.

NM - Not Meaningful


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
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W. R. GRACE & CO. AND SUBSIDIARIES                                                           SIX MONTHS ENDED
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)                                                  JUNE 30,
======================================================================================================================
Amounts in millions                                                                        2003             2002
                                                                                       -------------------------------
OPERATING ACTIVITIES
Income before Chapter 11 expenses, income taxes and
      minority interest............................................................      $  27.5           $  76.5
Reconciliation to net cash provided by operating activities:
     Depreciation and amortization ................................................         50.0              46.2
     Interest accrued on pre-petition debt subject to compromise...................          5.8               7.4
     Loss on disposal of assets....................................................          0.9               0.4
     Provision for environmental remediation.......................................          2.5               5.8
     Net income from life insurance policies.......................................         (4.3)             (4.8)
     Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign currency translation:
         Increase in working capital items.........................................        (43.4)            (35.3)
         Expenditures for asbestos-related litigation .............................         (4.7)             (5.6)
         Proceeds from asbestos-related insurance .................................         10.2               9.5
         Expenditures for environmental remediation ...............................         (5.5)            (10.7)
         Expenditures for postretirement benefits .................................         (5.7)            (11.2)
         Expenditures for retained obligations of discontinued operations..........         (1.2)             (1.8)
         Changes in accruals and other non-cash items..............................         26.5              12.5
                                                                                       ---------------  --------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE INCOME TAXES AND CHAPTER 11
     EXPENSES......................................................................         58.6              88.9
Chapter 11 reorganization expenses paid, net ......................................        (10.2)            (10.3)
Income taxes paid, net of refunds..................................................        (12.4)            (12.3)
                                                                                       ---------------  --------------
     NET CASH PROVIDED BY OPERATING ACTIVITIEs ....................................         36.0              66.3
                                                                                       ---------------  --------------

INVESTING ACTIVITIES
Capital expenditures ..............................................................        (45.1)            (32.0)
Businesses acquired in purchase transactions, net of cash acquired ................         (2.2)            (25.0)
Investment in life insurance policies .............................................         (9.1)            (12.6)
Proceeds from life insurance policies..............................................          5.4               9.0
Proceeds from disposals of assets .................................................          0.8               0.7
                                                                                       ---------------  --------------
     NET CASH USED FOR INVESTING ACTIVITIES .......................................        (50.2)            (59.9)
                                                                                       ---------------  --------------

FINANCING ACTIVITIES
Net payments of loans secured by cash value of life insurance policies.............         (1.4)             (3.0)
Borrowings under credit facilities, net of repayments .............................          4.7              (0.5)
Borrowings under debtor-in-possession facility, net of fees........................         27.0              20.0
Repayment of borrowings under debtor-in-possession facility .......................         --               (20.0)
                                                                                       ---------------  --------------
     NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES .........................         30.3              (3.5)
                                                                                       ---------------  --------------

Effect of currency exchange rate changes on cash and cash equivalents .............         18.2              10.1
                                                                                       ---------------  --------------
     INCREASE IN CASH AND CASH EQUIVALENTS ........................................         34.3              13.0
Cash and cash equivalents, beginning of period ....................................        283.6             191.9
                                                                                       ---------------  --------------
Cash and cash equivalents, end of period ..........................................      $ 317.9           $ 204.9
======================================================================================================================
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
=================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES                                                     JUNE 30,     DECEMBER 31,
CONSOLIDATED BALANCE SHEET (UNAUDITED)                                                   2003           2002
=================================================================================================================
Amounts in millions, except par value and shares
ASSETS
CURRENT ASSETS
Cash and cash equivalents .........................................................   $    317.9     $    283.6
Accounts and other receivables, net ...............................................        349.2          316.6
Inventories .......................................................................        208.0          173.6
Deferred income taxes .............................................................         25.9           28.0
Other current assets...............................................................         27.7           35.9
                                                                                     -------------   ------------
     TOTAL CURRENT ASSETS .........................................................        928.7          837.7

Properties and equipment, net......................................................        637.4          622.2
Goodwill ..........................................................................         69.4           65.2
Cash value of life insurance policies, net of policy loans.........................         91.8           82.4
Deferred income taxes .............................................................        577.9          566.7
Asbestos-related insurance expected to be realized after one year..................        272.4          282.6
Other assets ......................................................................        253.1          234.9
                                                                                     -------------   ------------
     TOTAL ASSETS .................................................................   $  2,830.7     $  2,691.7
                                                                                     =============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES
Debt payable within one year ......................................................   $     37.4     $      4.3
Accounts payable ..................................................................        117.0          100.3
Income taxes payable ..............................................................         12.5           11.4
Other current liabilities .........................................................        127.2          131.3
                                                                                     -------------   ------------
    TOTAL CURRENT LIABILITIES ....................................................        294.1          247.3

Deferred income taxes .............................................................         35.9           30.5
Other liabilities .................................................................        333.1          301.4
                                                                                     -------------   ------------
     TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE ..................................        663.1          579.2

LIABILITIES SUBJECT TO COMPROMISE
Pre-petition debt plus accrued interest............................................        546.5          538.8
Accounts payable...................................................................         32.3           32.4
Income taxes payable...............................................................        234.8          227.8
Asbestos-related liability.........................................................        968.5          973.2
Other liabilities..................................................................        554.0          562.5
                                                                                     -------------   ------------
     TOTAL LIABILITIES SUBJECT TO COMPROMISE.......................................      2,336.1        2,334.7
                                                                                     -------------   ------------
     TOTAL LIABILITIES.............................................................      2,999.2        2,913.9
                                                                                     -------------   ------------

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock.......................................................................          0.8            0.8
Paid-in capital ...................................................................        432.1          433.0
Accumulated deficit................................................................       (111.5)        (115.7)
Treasury stock, at cost............................................................       (136.0)        (137.0)
Accumulated other comprehensive loss ..............................................       (353.9)        (403.3)
                                                                                     -------------   ------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........................................       (168.5)        (222.2)
                                                                                     -------------   ------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) .........................   $  2,830.7     $  2,691.7
=================================================================================================================